SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8 - K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                January 27, 1997



                                 FFW CORPORATION
             (Exact name of Registrant as specified in its Charter)



        Delaware                       0 - 21170                35 - 1875502
(State or other jurisdiction     (Commission File No.)         (IRS Employer
of incorporation)                                         Identification Number)



                1205 N. Cass Street, Wabash, Indiana 46992 - 1027
               (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code: (219) 563 - 3185



                                       N/A
          (Former name or former address, if changed since last report)

Item 5.   Other Events

         On January 27, 1997, the Registrant issued the attached press release.

Item 7.   Financial Statements and Exhibits

         (a)     Exhibits

                  1.    Press release, dated January 27, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  FFW CORPORATION

Date:  January 30, 1997                           By: \s\ Nicholas M. George
                                                      ----------------------
                                                          Nicholas M. George
                                                          President and Chief
                                                          Executive Officer

                                                    Date: January 27, 1997

                                                    Contact: Nicholas M. George,
                                                             President
                                                             (219) 563-3185

PRESS RELEASE                                              FOR IMMEDIATE RELEASE

          FFW CORPORATION ANNOUNCES A 9% INCREASE IN EARNINGS PER SHARE
                     FOR THE QUARTER ENDED DECEMBER 31, 1996

         Wabash, IN--FFW Corporation (NASDAQ: FFWC) holding company for First Federal Savings Bank of Wabash, Indiana, announced today operating results for the quarter ended December 31, 1996. Net income for the quarter ended December 31, 1996, was $427,000 or $ .61 per share compared to $424,000 or $ .56 per share for the quarter ended December 31, 1995. This equates to an increase of .5% and 9%, respectively, in net income and primary earnings per share.

         Nicholas M. George, President of FFW Corporation, credited the quarter's earnings to a continued growth in the bank's mortgage and consumer loan portfolio's. Net interest income, the difference between interest income and interest expense paid, increased $269,000. The increase of $127,000 in non-interest expense over the prior year, was due to increased staffing, an increase in cost for the new office in Syracuse, Indiana, and promotional expenses related to being named Business of the year for 1996 by the Wabash Area Chamber of Commerce.

         Net income for the six months ended December 31, 1996 was $506,000 or $.72 per share, compared to $763,000 or $ 1.00 per share for the six months ended December 31, 1995. Mr. George, attributed the reduced earnings to the one time assessment of $337,800 net of tax for the SAIF insurance fund. This assessment, which was paid by all thrifts and many banks, would have resulted in net income of $843,800 or $ 1.23 per share had the assessment not been paid.

         FFW Corporation's total assets for the six months ended December 31, 1996 increased by $7.7 million to a total of $158.2 million. Asset quality improved as demonstrated by a .10% ratio of nonperforming assets to total assets as of December 31, 1996, compared to a ratio of .16% for the prior period.

         First Federal Savings Bank operates full-service offices in Wabash, North Manchester, and Syracuse that offer a variety of loan and deposit products. Investment services such as purchases of stocks, mutual funds and insurance products are offered through an affiliated company, FirstFed Financial Incorporated.
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
FFW Corporation                                                 January 27, 1997


                   SELECTED CONSOLIDATED FINANCIAL INFORMATION



                                                    (Unaudited)
Selected Balance Sheet Data:                          12/31/96          6/30/96
                                                      --------          --------
                                                             (In Thousands)

Total Assets ...............................          $158,200          $150,467
Loans Receivable Net .......................           107,259           100,529
Loans Held for Sale ........................               154               423
Securities Available for Sale ..............            41,103            40,566
Deposits ...................................            97,886            92,490
Borrowings .................................            43,300            41,800
Stockholders' Equity .......................            16,117            15,458

                                                           (Unaudited)                      (Unaudited)
                                                        Three Months Ended               Six Months Ended
Selected Operating Data:                             12/31/96        12/31/95        12/31/96         12/31/95
                                                    ---------       ---------       ---------        ---------
                                                                           (In Thousands)

Total Interest Income .........................     $   3,025       $   2,756       $   5,952        $   5,445
Total Interest Expense ........................         1,802           1,697           3,561            3,336
                                                    ---------       ---------       ---------        ---------
    Net Interest Income .......................     $   1,223       $   1,059       $   2,391        $   2,089

Provision for Loan Losses .....................            15               6              35               12
                                                    ---------       ---------       ---------        ---------
    Net Interest Income After
       Provision for Loan Losses ..............     $   1,208       $   1,052       $   2,356        $   2,077


Gain on Sales of Interest Earning Assets ......            19              81              30               99
Net Unrealized Losses on Loans Held for Sale ..             0               0               0                0
   Other Non-Interest Income ..................           141             114             288              235
Other Non-Interest Expenses ...................          (741)           (614)         (1,999)          (1,273)
                                                    ---------       ---------       ---------        ---------
    Income Before Income Taxes ................     $     627       $     633       $     675        $   1,138


  Income Tax Expense ..........................           200             209             169              375
                                                    ---------       ---------       ---------        ---------
     Net Income ...............................     $     427       $     424       $     506*       $     763
                                                    =========       =========       =========        =========

Earnings Per Common & Common Equivalent Shares
Primary .......................................         $ .61           $ .56           $ .72**         $ 1.00
Fully Dilluted ................................         $ .61           $ .56           $ .72**         $ 1.00
Dividend Paid Per Share .......................         $ .15           $ .12           $ .30            $ .24
Average Shares Outstanding ....................       672,207         734,587         673,591          736,285


Supplemental Data:
Interest Rate Spread ..........................          2.67%           2.41%           2.63%            2.41%
Return on Average Assets*** ...................          1.09%           1.18%            .65%            1.08%
Return on Average Equity*** ...................         10.76%          10.48%           6.41%            9.56%


*Reduced by SAIF assessment net of tax of $337,800
**Earnings per Share reduced by SAIF assessment net of tax of  $.51
***Annualized